Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF PAETEC

The following unaudited pro forma condensed combined financial statements have been prepared to reflect:

•	the combination of PAETEC Corp. with US LEC Corp., which was completed on February 28, 2007;

•	the effect of PAETEC’s offering of its 9.5% Senior Notes due 2015 and related debt refinancing, which were completed on July 10, 2007; and

•	the merger of PAETEC and McLeodUSA described in this joint proxy statement/prospectus.

Before entering into the merger agreement with US LEC, PAETEC Corp. formed PAETEC Holding Corp. At the closing, PAETEC Holding’s two newly-formed wholly-owned subsidiaries, WC Acquisition Sub P Corp. and WC Acquisition Sub U Corp., merged with and into PAETEC Corp. and US LEC, respectively, as a result of which PAETEC Corp. and US LEC became wholly-owned subsidiaries of PAETEC. After these mergers, the former stockholders of PAETEC Corp. and US LEC became the stockholders of PAETEC. Effective as of September 17, 2007, PAETEC, McLeodUSA and PS Acquisition Corp., a direct wholly-owned subsidiary of PAETEC, entered into the merger agreement described in this joint proxy statement/prospectus, pursuant to which PS Acquisition Corp. will merge with and into McLeodUSA, with McLeodUSA surviving the merger as a direct wholly-owned subsidiary of PAETEC.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate audited historical financial statements of PAETEC Corp. as of and for the year ended December 31, 2006 and related notes, included elsewhere in this joint proxy statement/prospectus;

•	separate audited historical financial statements of US LEC as of and for the year ended December 31, 2006 and related notes, included elsewhere in this joint proxy statement/prospectus;

•	separate audited historical financial statements of McLeodUSA as of and for the year ended December 31, 2006 and related notes, included elsewhere in this joint proxy statement/prospectus;

•	separate unaudited historical financial statements of PAETEC as of and for the nine months ended September 30, 2007 and related notes, included elsewhere in this joint proxy statement/prospectus; and

•

separate unaudited historical financial statements of McLeodUSA as of and for the nine-month period ended September 30, 2007 and related notes, included elsewhere in this joint proxy statement/prospectus.

The historical financial information of PAETEC Corp., US LEC and McLeodUSA for the year ended December 31, 2006 presented in the unaudited pro forma condensed combined financial information is derived from the audited financial statements of PAETEC Corp., US LEC and McLeodUSA, respectively, but does not include all disclosures required by GAAP. The unaudited pro forma condensed combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the US LEC merger and the McLeodUSA merger had been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of PAETEC after such mergers.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 combine the historical consolidated statements of operations for PAETEC, US LEC and McLeodUSA to give effect to the business combination between PAETEC and US LEC, the business combination between PAETEC and McLeodUSA, and PAETEC’s 2007 senior notes offering and related debt refinancing as if they had occurred on January 1, 2006. The unaudited pro forma condensed balance sheet adjusts the historical consolidated balance sheets of PAETEC and McLeodUSA to give effect to the merger between PAETEC and McLeodUSA as if it had been completed on September 30, 2007.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting, with PAETEC treated as the acquirer. Accordingly, PAETEC, US LEC and McLeodUSA have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the US LEC merger and the McLeodUSA merger. PAETEC’s unaudited pro forma condensed combined balance sheet as of September 30, 2007 reflects PAETEC’s cost to acquire both US LEC and McLeodUSA, which has been allocated to the assets acquired and liabilities assumed based upon PAETEC’s preliminary estimate of their respective fair values. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired in the US LEC merger and the McLeodUSA merger have been recorded as goodwill. The amounts allocated to the assets acquired and liabilities assumed are based on management’s initial internal valuation estimates.

The preliminary purchase price allocation for the combination with US LEC was recorded on February 28, 2007, and is reflected in the historical consolidated balance sheet of PAETEC as of September 30, 2007, including preliminary purchase price allocations of acquired intangible assets related to customer relationships and deferred income tax assets related to net operating loss carryforwards acquired from US LEC, which are based on preliminary estimates of the value of these assets. Based on preliminary valuation estimates, management has concluded that the carrying value of property and equipment acquired from US LEC approximated fair value at the date of acquisition. Definitive allocations will be finalized based upon valuations and other studies that are being performed. Final determinations of fair value may differ materially from those presented. In addition, the unaudited pro forma condensed combined statements of operations have been adjusted for the increased amortization expense resulting from the acquired intangible assets related to customer relationships.

The estimated consideration for the McLeodUSA merger consists of the value of PAETEC common stock and options exchanged for the McLeodUSA common stock and options, plus the long-term debt which PAETEC plans to retire at the date of acquisition, less the cash acquired. The long-term debt being retired is subject to a prepayment premium of approximately $14.3 million. The penalty has been included in the determination of the estimated consideration, and the total estimated consideration is being used to allocate the value of assets and liabilities acquired from McLeodUSA. Based on preliminary valuation estimates, management has assumed that the carrying value of property and equipment acquired from McLeodUSA is significantly less than its fair value at the date of acquisition. The write-up to fair value is substantially the result of a previous write-down of these assets, as a result of McLeodUSA’s fresh start accounting adjustments at January 1, 2006. Additionally, management’s preliminary estimates include an allocation of the purchase price to the acquired net operating losses of McLeodUSA. Management has considered limitations under Section 382 of the Internal Revenue Code and its estimate of future taxable income, and has concluded that it is more likely than not that the asset related to the acquired net operating losses will be realized. The unaudited pro forma condensed combined statements of operations include the increased depreciation expense resulting from the preliminary estimate of the increase in property and equipment.

The management of PAETEC has prepared the prospective financial information set forth below to present the expected cost savings and incremental direct cost resulting from the merger with McLeodUSA. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of PAETEC’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of PAETEC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither PAETEC’s independent registered public accounting firm, nor any other independent registered public accounting firm, has compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor has any such firm expressed any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, although considered reasonable by the management of PAETEC as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, those risks and uncertainties discussed in “Risk Factors” and elsewhere in this joint proxy statement/prospectus. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of PAETEC or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The unaudited pro forma condensed combined statements of operations do not include the effects of any revenue, cost or other operating efficiencies that may result from the US LEC merger and the McLeodUSA merger. Not including implementation costs, the US LEC merger is expected to generate approximately $40 million in annual net cost savings when fully realized in the second year following the completion of that transaction. The McLeodUSA merger is expected to produce cost synergies of approximately $20 million in the first year following the completion of the transaction, and run-rate synergies of approximately $30 million during the second year following the completion of the transaction. These cost savings are expected to result from increased scale and the elimination of redundant network and corporate infrastructure and personnel. The expected cost savings are net of certain costs, some of which are described below.

The unaudited pro forma condensed combined financial statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the US LEC merger and the McLeodUSA merger, nor do they reflect any other changes that might occur regarding the PAETEC, US LEC and McLeodUSA combined portfolios of businesses.

The unaudited pro forma condensed combined financial statements do not reflect any nonrecurring charges expected to result from the US LEC merger and the McLeodUSA merger. The majority of nonrecurring charges resulting from the mergers are anticipated to include executive separation, employee termination, stock-based compensation and other exit costs related to the US LEC and McLeodUSA businesses that will be recognized in the opening balance sheet in accordance with EITF Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Other merger-related charges may be incurred that do not meet the criteria in EITF Issue No. 95-3, including employee termination and exit costs related to the PAETEC business and other integration-related costs. The amount of transaction costs expected to be incurred by PAETEC, US LEC and McLeodUSA are estimates and are subject to change. PAETEC and US LEC currently estimate that integration costs associated with the US LEC merger will be approximately $33 million over a period of two years, of which approximately $26 million is expected to be incurred in the first year after completion of the merger and approximately $7 million is expected to be incurred in the second year after completion of the merger. PAETEC currently estimates that integration costs associated with the McLeodUSA merger will be approximately $10.9 million over a period of two years.

As of the date of this joint proxy statement/prospectus, the nature and amount of any adjustments to the historical financial statements of US LEC to conform its accounting policies to those of PAETEC have not been significant. Further review of US LEC’s accounting policies and financial statements may result in required revisions to US LEC’s policies and classifications to conform to those of PAETEC. Based on PAETEC’s review of McLeodUSA’s summary of significant accounting policies disclosed in McLeodUSA’s financial statements, the nature and amount of any adjustments to the historical financial statements of McLeodUSA to conform its accounting policies to those of PAETEC are not expected to be significant. Upon completion of the merger between PAETEC and McLeodUSA, further review of McLeodUSA’s accounting policies and financial statements may result in required revisions to McLeodUSA’s policies and classifications to conform to those of PAETEC.

On July 10, 2007, PAETEC completed the offering of its 9.5% Senior Notes due 2015 and related debt refinancing. In this transaction, PAETEC issued $300 million principal amount of its 9.5% Senior Notes due 2015, and used the proceeds from this offering to pay down its long-term debt. As a result, the current portion of long-term debt was reduced to reflect the refinancing of the long-term debt outstanding prior to this transaction. The historical consolidated balance sheet of PAETEC as of September 30, 2007 reflects the impact of this senior notes offering and related debt refinancing as it relates to classification of debt between current and non-current portion. As a result, no pro forma adjustments to the historical consolidated balance sheet as of September 30, 2007 are necessary. However, the unaudited pro forma condensed combined statements of operations have been adjusted for the reduction in interest expense for the year ended December 31, 2006 and nine months ended September 30, 2007 as a result of this transaction.

The offering of PAETEC’s senior notes and the use of its proceeds was accounted for under the guidance in EITF Issue No. 96-19, Debtors Accounting for a Modification or Exchange of Debt Instruments. The unaudited pro forma condensed combined financial information presents the accounting for the senior notes offering and the use of proceeds from the offering as an extinguishment.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2007

(In millions)

	Actual PAETEC Holding	McLeodUSA Historical	McLeodUSA Merger Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$105.5	$26.7	$(100.0)	(a)	$32.2
Restricted cash	—	4.6	—		4.6
Accounts receivable, net of allowance for doubtful accounts	149.5	41.1	—		190.6
Deferred income taxes	24.2	—	(8.3)	(b)	15.9
Prepaid expenses and other current assets	8.9	14.7	—		23.6

Total current assets	288.1	87.1	(108.3)		266.9
PROPERTY AND EQUIPMENT, net	289.8	290.4	230.0	(c)	810.2
GOODWILL	333.3	5.1	111.3	(c)	449.7
INTANGIBLE ASSETS, net of accumulated amortization	116.4	35.7	(23.5)	(c)	128.6
DEFERRED INCOME TAXES	70.6	—	33.2	(d)	103.8
OTHER ASSETS, net	15.0	9.7	(4.0)	(e)	20.7

TOTAL ASSETS	$1,113.2	$428.0	$238.7		$1,779.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$54.2	$33.1	$—		$87.3
Accrued expenses and other current liabilities	25.9	45.3	—		71.2
Accrued payroll and related liabilities	13.2	12.9	—		26.1
Accrued taxes	19.8	—	—		19.8
Accrued commissions	14.2	—	—		14.2
Accrued capital expenditures	7.7	—	—		7.7
Deferred revenue	39.8	7.4	(1.9)	(f)	45.3
Current portion of long-term debt	5.1	0.8	—		5.9

Total current liabilities	179.9	99.5	(1.9)		277.5
LONG-TERM DEBT	791.8	105.2	(104.0)	(a)	793.0
REVOLVING LINE OF CREDIT	—	—	25.0	(a)	25.0
OTHER LONG-TERM LIABILITIES	12.9	36.8	(1.1)	(g)	48.6

TOTAL LIABILITIES	984.6	241.5	(82.0)		1,144.1

STOCKHOLDERS’ EQUITY:
Common stock	1.0	0.3	0.1	(h)	1.4
Treasury stock	(1.0)	—	—		(1.0)
Additional paid-in capital	204.7	252.0	254.7	(i)	711.4
Accumulated other comprehensive loss	(3.4)	0.1	—		(3.3)
Accumulated deficit	(72.7)	(65.9)	65.9	(j)	(72.7)

Total stockholders’ equity	128.6	186.5	320.7		635.8

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,113.2	$428.0	$238.7		$1,779.9

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007

(a) The net decrease in cash and cash equivalents of $100.0 million includes the effect of the following:

•	the repayment of McLeodUSA’s existing senior secured notes, with a total balance at September 30, 2007 of $104.0 million;

•	the estimated $14.3 million premium related to the repayment of McLeodUSA’s existing senior secured notes;

•	estimated proceeds of $25.0 million from PAETEC’s revolving credit facility; and

•	estimated transaction costs of $6.7 million incurred by PAETEC related to the McLeodUSA merger.

The pro forma cash balance does not include the effect of estimated transaction costs of $6.2 million incurred by McLeodUSA related to the merger.

(b) The decrease in current deferred income taxes of $8.3 million represents the adjustment to current assets for the recognition of deferred income tax liability related to the annual limitation on the acquired net operating losses.

(c) Under the purchase method of accounting, the total estimated consideration paid for the McLeodUSA common stock and options as shown in the table below is allocated to the McLeodUSA tangible and intangible assets and liabilities based on their estimated fair values as of the date of the McLeodUSA merger. This unaudited pro forma information is based on PAETEC’s management’s estimates of fair values. The preliminary estimated consideration, and the allocation of McLeodUSA’s tangible and intangible assets, are as set forth in the following table:

Purchase Price Calculation: Date	(in thousands, except per share amounts) Closing Stock Price
September 19, 2007	$12.75
September 18, 2007	$12.70
September 17, 2007	$12.38
September 14, 2007	$12.13
September 13, 2007	$11.80

Average closing PAETEC stock price	$12.35

Total shares of McLeodUSA common stock as of September 30, 2007	30,750
Exchange ratio	1.30
Common shares to be issued	39,975

Equity consideration, common stock	$493,771
Equity consideration, vested options	13,299	(1)

Total equity consideration	$507,070
Long-term debt acquired	118,300
Estimated direct merger transaction costs	6,725

Total estimated consideration	$632,095

Less: cash acquired	(31,300)

Net estimated consideration	$600,795

(1)	Equity consideration related to vested options was calculated based on vested options outstanding as of September 30, 2007. The fair value of these awards was calculated using the Black-Scholes model based on assumptions determined as of September 17, 2007, in accordance with EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.

The estimated allocation of purchase price for the McLeodUSA merger is as follows:

(in thousands)
Current assets	$47,500
Property and equipment	520,400
Goodwill	116,295
Other intangible assets	12,200
Deferred income tax asset	33,200
Other assets	5,700
Current liabilities	(97,600)
Long-term debt	(1,200)
Other long-term liabilities	(35,700)

$600,795

The pro forma adjustment to property and equipment reflects the write-up to fair value of the property and equipment acquired from McLeodUSA. Based on preliminary valuation estimates, management has assumed that the carrying value of property and equipment acquired from McLeodUSA is significantly less than its fair value at the date of acquisition. The write-up to fair value is substantially the result of a previous write-down of these assets as a result of McLeodUSA’s fresh start accounting adjustments at January 1, 2006.

(d) The increase in non-current deferred income taxes of $33.2 million represents the adjustment in non-current assets for the recognition of a deferred income tax asset related to acquired net operating losses of $121.8 million, which was partially offset by the recognition of a deferred tax liability of $88.6 million related to the write-up in fair value of the acquired property and equipment.

(e) The decrease in other assets of $4.0 million represents the elimination of debt issuance costs related to McLeodUSA’s existing senior secured notes.

(f) The decrease in deferred revenue of $1.9 million represents the elimination of McLeodUSA’s current deferred revenues related to non-recurring customer set-up fees.

(g) The decrease in other long-term liabilities of $1.1 million represents the elimination of McLeodUSA’s long-term deferred revenues related to non-recurring customer set-up fees.

(h) The net increase in common stock of $0.1 million reflects the exchange of 30.8 million shares of McLeodUSA common stock for 40.0 million shares of PAETEC common stock.

(i) The net increase of $254.7 million in additional paid-in-capital reflects the following transactions:

•	a decrease of $252.0 million for the elimination of McLeodUSA’s historical additional paid-in-capital;

•	an increase of $493.4 million for the issuance of shares of PAETEC common stock to McLeodUSA’s stockholders; and

•	an increase of $13.3 million for the vested McLeodUSA options to be exchanged as part of the merger.

(j) The decrease in accumulated deficit of $65.9 million reflects the elimination of McLeodUSA’s accumulated deficit.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2006

(In millions, except share and per share amounts)

	PAETEC Historical	US LEC Historical	US LEC Merger Pro Forma Adjustments			Offering Pro Forma Adjustments			Subtotal	McLeodUSA Historical	McLeodUSA Merger Pro Forma Adjustments		Pro Forma As Adjusted
REVENUE	$586.3	$424.2	—			—			$1,010.5	$544.7	—		$1,555.2
COST OF SALES (exclusive of depreciation and amortization shown separately below)	282.2	212.1	—			—			494.3	315.8	—		810.1
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of depreciation and amortization shown separately below and inclusive of stock-based compensation)	221.0	161.1	—			—			382.1	181.7	—		563.8
LEVERAGED RECAPITALIZATION RELATED COSTS	15.2	—	—			—			15.2	—	—		15.2
RESTRUCTURING COSTS	—	—	—			—			—	2.4	—		2.4
DEPRECIATION AND AMORTIZATION	34.6	48.7	21.5	(a	)	—			104.8	60.1	35.8	(f)	200.7

INCOME (LOSS) FROM OPERATIONS	33.3	2.3	(21.5)			—			14.1	(15.3)	(35.8)		(37.0)
CHANGE IN FAIR VALUE OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION RIGHT	(10.8)	—	—			—			(10.8)	—	—		(10.8)
LOSS ON EXTINGUISHMENT OF DEBT	5.1	—	—			—			5.1	—	—		5.1
OTHER (INCOME) LOSS, net	(4.5)	(1.5)	—			—			(6.0)	0.3	—		(5.7)
INTEREST EXPENSE	27.3	20.5	21.4	(b	)	(1.5)	(c	)	67.7	12.7	(12.7)	(g)	67.7

INCOME (LOSS) BEFORE INCOME TAXES	16.2	(16.7)	(42.9)			1.5			(41.9)	(28.3)	(23.1)		(93.3)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	8.4	—	(23.0)	(d	)	0.6	(e	)	(14.0)	—	(19.8)	(h)	(33.8)

NET INCOME (LOSS)	$7.8	$(16.7)	$(19.9)			$0.9			$(27.9)	$(28.3)	$(3.3)		$(59.5)

LOSS ALLOCATED TO COMMON STOCKHOLDERS	$(33.2)	$(34.6)								$(28.3)		(i)	$(100.5)

LOSS PER COMMON SHARE—BASIC AND DILUTED	$(1.05)	$(1.10)								$(0.94)			$(0.82)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	31,686,214	31,337,000								30,000,000		(j)	122,738,725

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING INCLUDING DILUTIVE EFFECT OF POTENTIAL COMMON SHARES	31,686,214	31,337,000								30,000,000			122,738,725

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2006

(a) The increase in depreciation and amortization expense of $21.5 million primarily represents the adjustment to amortization expense of $22.7 million for the 12 months ended December 31, 2006 based on the adjustment of $120.3 million to the acquired fair value of US LEC’s customer relationships intangible asset with an expected useful life of five years. As the fair values assigned to the intangible assets acquired from US LEC are preliminary in nature, actual amortization expense in future periods may differ materially from the amortization expense presented. A change of $10.0 million in the fair value of the intangible assets acquired from US LEC depicted would result in a fluctuation of approximately $2.5 million in amortization expense during the 12 months ended December 31, 2006.

(b) The increase in interest expense of $21.4 million represents the following:

•	an increase of $68.9 million (of which $2.2 million represents amortization of debt issue costs) related to the PAETEC Holding senior secured credit facilities entered into on February 28, 2007;

•

a decrease of $27.1 million (of which $1.5 million represents amortization of debt issue costs) related to the elimination of historical PAETEC interest expense related to PAETEC’s pre-US LEC merger indebtedness; and

•	a decrease of $20.4 million related to the elimination of historical US LEC interest related to US LEC’s pre-merger indebtedness.

Interest expense related to the PAETEC Holding senior secured credit facilities entered into on February 28, 2007 was calculated based on the terms of the facilities using an interest rate of LIBOR plus 3.50%. An assumed LIBOR rate of 4.75% was used in the pro forma interest expense calculation. Actual interest expense in future periods may differ materially from the interest expense presented. A change of  1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $1.0 million in interest expense during the 12 months ended December 31, 2006.

(c) The decrease in interest expense of $1.5 million represents a $1.2 million reduction of interest expense related to the senior secured credit facility amendment entered into in connection with the offering of PAETEC’s 9.5% Senior Notes due 2015 and related debt refinancing, and a $0.3 million reduction of amortization of debt issuance costs related to these transactions.

Interest expense related to the senior secured credit facility amendment and offering of PAETEC’s senior notes was calculated based on the terms of the facilities and the senior notes using an interest rate of LIBOR plus 2.50% for the facilities and 9.50% for the senior notes. An assumed LIBOR rate of 4.75% was used in the pro forma interest expense calculation. Actual interest expense in future periods may differ materially from those presented. A change of  1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $1.0 million in interest expense during the 12 months ended December 31, 2006.

(d) The income tax benefit of $23.0 million represents an income tax benefit of $16.5 million from the adjustments to expenses in notes (a) and (b), and an income tax benefit of $6.5 million resulting from combining PAETEC’s and US LEC’s historical net income (loss) for the period. The difference between the statutory income tax rate and the effective tax rate is principally due to state income tax provisions and permanent differences related to the tax treatment of stock-based compensation.

(e) The income tax provision of $0.6 million represents the tax effect of the adjustments to interest expense related to the offering of PAETEC’s 9.5% Senior Notes due 2015 and related debt refinancing described in note (c).

(f) The increase in depreciation and amortization expense of $35.8 million represents the following:

•

an increase in depreciation expense of $32.8 million for the 12 months ended December 31, 2006, based on a write-up of $230.0 million to the carrying value of McLeodUSA’s property and equipment. This write-up to fair value is substantially the result of a previous write-down of these assets in connection with McLeodUSA’s fresh start accounting adjustments at January 1, 2006. A weighted average expected useful life of 7 years was assumed; and

•

an increase in amortization expense of $3.0 million, which represents the adjustment to amortization expense for the 12 months ended December 31, 2006 based on an acquired fair value of McLeodUSA’s intangible assets of $12.2 million with expected useful lives of 2-5 years.

As the fair values assigned to the property and equipment and intangible assets acquired from McLeodUSA are preliminary in nature, actual depreciation and amortization expense in future periods may differ materially from the depreciation and amortization expense presented.

A change of $10.0 million in the fair value of the intangible assets acquired from McLeodUSA depicted would result in a fluctuation of approximately $2.0 million in amortization expense during the 12 months ended December 31, 2006.

A change of $10.0 million in the fair value of the property and equipment acquired from McLeodUSA depicted would result in a fluctuation of approximately $1.4 million in depreciation expense during the 12 months ended December 31, 2006.

(g) The decrease in interest expense of $12.7 million represents the following:

•

a decrease of $14.5 million (of which $0.5 million represents amortization of debt issue costs) related to the elimination of historical McLeodUSA interest expense related to McLeodUSA’s pre-merger indebtedness; and

•

an increase of $1.8 million related to the interest expense on the estimated proceeds from PAETEC Holding’s revolving credit facility of $25.0 million as discussed in note (a) to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007.

(h) The benefit from income taxes of $19.8 million represents the income tax benefit of $8.9 million related to the adjustments to expenses in notes (f) and (g) above, and an income tax benefit of $10.9 million resulting from combining PAETEC’s and McLeodUSA’s historical net loss for the period.

(i) Loss allocated to common stockholders was calculated as follows:

Year Ended December 31, 2006
(in millions)
Net loss	$(59.5)
Less: accretion on PAETEC preferred stock through June 12, 2006	0.3
Less: cumulative PAETEC preferred stock dividends through June 12, 2006	6.9
Less: inducement charge related to the repurchase of PAETEC preferred stock on June 12, 2006	33.8

Loss allocated to PAETEC Holding common stockholders	$(100.5)

The accretion on preferred stock, cumulative preferred stock dividends, and inducement charge treated as a dividend are PAETEC historical amounts relating to PAETEC’s formerly outstanding Series A convertible redeemable preferred stock. As a result of PAETEC’s leveraged recapitalization transaction on June 12, 2006, PAETEC converted or repurchased all of the then outstanding shares of its Series A convertible redeemable preferred stock. As of December 31, 2006, there were no shares of Series A convertible redeemable preferred stock outstanding.

(j) Pro forma basic and diluted loss per share was calculated as follows:

Year Ended December 31, 2006
PAETEC’s weighted average common shares, as converted	51,426,725
US LEC’s weighted average common shares, as converted	31,337,000
McLeodUSA’s weighted average common shares, as converted	39,975,000

PAETEC Holding pro forma weighted average common shares	122,738,725

Pro forma per share data were based on weighted average number of shares of PAETEC common stock that would have been outstanding if the US LEC and McLeodUSA mergers had occurred on January 1, 2006. To compute the average number of shares of PAETEC Holding used in the calculation of PAETEC Holding pro forma basic and diluted loss per share, the number of shares of PAETEC Holding common stock to be issued to former holders of shares of PAETEC common stock as part of the US LEC merger (based on the weighted average number of shares of PAETEC common stock outstanding during the year ended December 31, 2006 and the assumed exchange ratio of 1.623) was added to the number of shares of PAETEC Holding common stock to be issued to former holders of shares of US LEC common stock (based on the weighted average number of shares of US LEC common stock outstanding during the year ended December 31, 2006 and the assumed exchange ratio of 1.000), and the number of shares of PAETEC Holding common stock to be issued to former holders of shares of McLeodUSA stock (based on the weighted averaged number of shares of McLeodUSA common stock outstanding during the year ended December 31, 2006 and the assumed exchange ratio of 1.30).

The number of shares used in computing pro forma diluted earnings per share was equal to that used in computing pro forma basic loss per common share, since the effect of common stock issuable upon the assumed conversion of stock options and warrants computed based on the treasury method was not included in the calculation of diluted loss per common share, as the effect of including these shares would have been anti-dilutive.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2007

(In millions, except share and per share amounts)

	PAETEC Holding Historical (a)	US LEC Historical (b)	US LEC Merger Pro Forma Adjustments		Offering Pro Forma Adjustments			Subtotal	McLeod- USA Historical	McLeodUSA Merger Pro Forma Adjustments			Pro Forma As Adjusted
REVENUE	$752.4	$73.6	—		—			$826.0	$375.4	—			$1,201.4
COST OF SALES (exclusive of depreciation and amortization shown separately below)	353.6	34.6	—		—			388.2	198.3	—			586.5
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of depreciation and amortization shown separately below and inclusive of stock-based compensation)	272.0	25.1	—		—			297.1	151.0	—			448.1
RESTRUCTURING COSTS	2.7	1.8	—		—			4.5	(0.1)	—			4.4
DEPRECIATION AND AMORTIZATION	69.3	9.2	(0.2)	(c)	—			78.3	54.0	26.9	(h)		159.2

INCOME (LOSS) FROM OPERATIONS	54.8	2.9	0.2		—			57.9	(27.8)	(26.9)			3.2
CHANGE IN FAIR VALUE OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION RIGHT	—	—	—		—			—	—	—			—
LOSS ON EXTINGUISHMENT OF DEBT	14.1	—	—		—			14.1	—	—			14.1
OTHER (INCOME) LOSS, net	(3.4)	(0.4)	—		—			(3.8)	0.2	—			(3.6)
INTEREST EXPENSE	51.0	3.5	(3.1)	(d)	(0.9)	(e	)	50.5	9.6	(10.2)	(i)		49.9

(LOSS) INCOME BEFORE INCOME TAXES	(6.9)	(0.2)	3.3		0.9			(2.9)	(37.6)	(16.7)			(57.2)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(1.9)	—	1.2	(f)	0.3	(g	)	(0.4)	—	(20.9)	(j)		(21.3)

NET (LOSS) INCOME	$(5.0)	$(0.2)	$2.1		$0.6			$(2.5)	$(37.6)	$4.2			$(35.9)

LOSS ALLOCATED TO COMMON STOCKHOLDERS	$(5.0)								$(37.6)				$(35.9)

LOSS PER COMMON SHARE—BASIC AND DILUTED	$(0.06)								$(1.25)				$(0.26)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	84,792,643								30,000,000		(k	)	136,303,338

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING INCLUDING DILUTIVE EFFECT OF POTENTIAL COMMON SHARES	84,792,643								30,000,000				136,303,338

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2007

(a) Includes results of PAETEC Corp. prior to the closing of the merger with US LEC on February 28, 2007.

(b) Represents results from January 1, 2007 through the closing of the merger with PAETEC Corp. on February 28, 2007.

(c) The decrease in depreciation and amortization expense of $0.2 million represents the elimination of historical US LEC amortization of debt issue costs recorded from January 1, 2007 through the closing of the merger with PAETEC Corp. on February 28, 2007.

(d) The decrease in interest expense of $3.1 million represents the following:

•	an increase of $51.1 million (of which $1.6 million represents amortization of debt issue costs) related to the PAETEC Holding senior secured credit facilities entered into on February 28, 2007;

•

a decrease of $50.7 million (of which $1.5 million represents amortization of debt issue costs) related to the elimination of historical PAETEC interest expense related to PAETEC’s pre-US LEC merger indebtedness; and

•	a decrease of $3.5 million related to the elimination of historical US LEC interest related to US LEC’s pre-merger indebtedness.

Interest expense related to the PAETEC Holding senior secured credit facilities entered into on February 28, 2007 was calculated based on the terms of the facilities using an interest rate of LIBOR plus 3.50%. An assumed LIBOR rate of 4.75% was used in the pro forma interest expense calculation. Actual interest expense in future periods may differ materially from the interest expense presented. A change of 1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $0.7 million in interest expense during the nine months ended September 30, 2007.

(e) The decrease in interest expense of $0.9 million represents a $0.7 million reduction of interest expense related to the senior secured credit facility amendment entered into in connection with the offering of PAETEC’s 9.5% Senior Notes due 2015 and related debt refinancing and a $0.2 million reduction of amortization of debt issuance costs related to these transactions.

Interest expense related to the senior secured credit facility amendment and offering of PAETEC’s senior notes was calculated based on the terms of the facilities and the senior notes using an interest rate of LIBOR plus 2.50% for the facilities and 9.50% for the senior notes. An assumed LIBOR rate of 4.75% was used in the pro forma interest expense calculation. It is not anticipated that interest rates under the facility amendment will differ significantly from currently prevailing rates. Actual interest expense in future periods may differ materially from those presented. A change of 1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $0.7 million in interest expense during the nine months ended September 30, 2007.

(f) The provision for income taxes of $1.2 million represents the income tax benefit from the adjustments to expenses in notes (c) and (d).

(g) The income tax provision of $0.3 million represents the tax effect of the adjustments to interest expense described in note (e).

(h) The increase in depreciation and amortization expense of $26.9 million represents the following:

•

an increase in depreciation expense of $24.7 million for the nine months ended September 30, 2007, based on a write-up of $230.0 million to the carrying value of McLeodUSA’s property and equipment. This write-up to fair value is substantially the result of a previous write-down of these assets in connection with McLeodUSA’s fresh start accounting adjustments at January 1, 2006. A weighted average expected useful life of 7 years was assumed; and

•

an increase in amortization expense of $2.2 million, which represents the adjustment to amortization expense for the nine months ended September 30, 2007, based on acquired fair value of McLeodUSA’s intangible assets of $12.2 million with expected useful lives of 2-5 years.

As the fair values assigned to the property and equipment and intangible assets acquired from McLeodUSA are preliminary in nature, actual depreciation and amortization expense in future periods may differ materially from the depreciation and amortization expense presented. A change of $10.0 million in the fair value of the intangible assets acquired from McLeodUSA depicted would result in a fluctuation of approximately $1.5 million in amortization expense during the nine months ended September 30, 2007.

A change of $10.0 million in the fair value of the property and equipment acquired from McLeodUSA depicted would result in a fluctuation of approximately $1.1 million in depreciation expense during the nine months ended September 30, 2007.

(i) The decrease in interest expense of $10.2 million represents the following:

•

a decrease of $11.6 million (of which $0.8 million represents amortization of debt issue costs) related to the elimination of historical McLeodUSA interest expense related to McLeodUSA’s pre-merger indebtedness; and

•

an increase of $1.4 million related to the interest expense on the estimated proceeds from PAETEC Holding’s revolving credit facility of $25.0 million as discussed in note (a) to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007.

(j) The benefit from income taxes of $20.9 million represents the income tax benefit of $6.4 million related to the adjustments to expenses in notes (h) and (i) above, and an income tax benefit of $14.5 million resulting from combining PAETEC’s and McLeodUSA’s historical net loss for the period.

(k) Pro forma basic and diluted loss per share was calculated as follows:

Nine Months Ended September 30, 2007
PAETEC Holding’s adjusted weighted average common shares	96,328,338
McLeodUSA’s weighted average common shares, as converted	39,975,000

PAETEC Holding pro forma weighted average common shares	136,303,338

Pro forma per share data were based on weighted average number of shares of PAETEC Holding common stock that would have been outstanding if the McLeodUSA merger had occurred on January 1, 2006. To compute the average number of shares of PAETEC Holding used in the calculation of PAETEC Holding pro forma basic and diluted loss per share, the adjusted weighted average number of shares of PAETEC Holding common stock outstanding during the nine months ended September 30, 2007 were added to the number of shares of PAETEC Holding common stock to be issued to former holders of shares of McLeodUSA stock (based on the weighted averaged number of shares of McLeodUSA common stock outstanding during the nine months ended September 30, 2007 and the assumed exchange ratio of 1.30).

The adjusted weighted average number of shares of PAETEC Holding common stock outstanding during the six months ended September 30, 2007 was derived by taking the historical weighted average number of shares of PAETEC Holding common stock outstanding during the nine months ended September 30, 2007 of 84,792,643 shares and giving effect to shares issued to former holders of shares of PAETEC Corp. and USLEC as part of the US LEC merger based on the applicable exchange ratios, as if those shares had been outstanding for the entire period.

The number of shares used in computing pro forma diluted earnings per share was equal to that used in computing pro forma basic loss per common share, since the effect of common stock issuable upon the assumed conversion of stock options and warrants computed based on the treasury method was not included in the calculation of diluted loss per common share, as the effect of including these shares would have been anti-dilutive.